Exhibit 23.1




                          CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27429 and No. 33-88430) and in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-22419 and No. 333-62627) of Associated Estates Realty Corporation of our report dated March 17, 1999 appearing on page F-2 of this Form 10-K.




          /s/ PricewaterhouseCoopers LLP


          Cleveland, Ohio
          March 29, 1999